EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDIT FIRM

We consent to the use of our report dated November 29, 2017, with respect to the combined financial statements of Central Florida Senior Housing Portfolio for the years ended December 31, 2016 and 2015, and the reference to us under the heading “Experts” included in Supplement No. 5 to the Prospectus related to the Registration Statement on Form S-11 (No. 333-205960) of Griffin-American Healthcare REIT IV, Inc.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
January 25, 2018